================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): April 24, 1997


                          DAYTON SUPERIOR CORPORATION
             (Exact name of registrant as specified in its charter)

        OHIO                       1-11781                    31-0676346
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)

721 RICHARD STREET, MIAMISBURG, OHIO                             45342
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (937) 866-0711

                                 NOT APPLICABLE
(Former name or former address, if changed since last report)

================================================================================

Item 5. Other Events.
        -------------

        On April 22, 1997, Dayton Superior Corporation (the "Company") announced that it had entered into a letter of intent to acquire all of the outstanding stock of Symons Corporation ("Symons"). Symons and the Company filed Notification and Report Forms with respect to the acquisition with the Federal Trade Commission and the Antitrust Division of the Department of Justice by April 24, 1997, and the thirty day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), began on April 24, 1997. On May 9, 1997, the Company, Symons and the stockholders of Symons entered into a definitive agreement with respect to the previously-announced acquisition. A copy of the definitive acquisition agreement is being filed herewith as Exhibit 2.1 and is incorporated herein by reference. On May 23, 1997, the Company received a request from the Antitrust Division of the United States Department of Justice for additional information and documents with respect to the acquisition pursuant to the HSR Act. This request extends the waiting period under the HSR Act, during which the acquisition may not be consummated, for 20 days from the date the requested materials are provided.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DAYTON SUPERIOR CORPORATION


June 2, 1997                        By: /s/ JOHN A. CICCARELLI
                                        ------------------------------
                                       John A. Ciccarelli
                                       President and Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                      Description
-----------                      -----------

        (2) Plan of acquisition, reorganization, arrangement, liquidation or succession

              2.1 Agreement dated as of May 9, 1997 by and among Symons Corporation, the stockholders of Symons Corporation and Dayton Superior Corporation. [The schedules and certain of the exhibits to this Agreement have been omitted pursuant to
                   Item 6.O1(b)(2) of Regulation S-K. Such schedules and exhibits are listed and described in an attachment to the Agreement. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, a copy of any omitted schedule or exhibit]


                                       3